UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported:  August 18, 2010

Angeion Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-13543	41-1579150
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway Saint Paul, MN	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

On August 18, 2010, Angeion Corporation (“Angeion” or the “Company”), and BlueLine Partners, LLC, a California limited liability company (“BlueLine”) entered into an agreement that resolved the matters discussed in the BlueLine August 10, 2010 Schedule 13D filed with the Securities and Exchange Commission.  The BlueLine Schedule 13D expressed concern with respect to the direction of the Company and among other things: (i) proposed the reformation of the Board of Directors of Angeion, (ii) proposed the calling of a Special Meeting of Shareholders of Angeion to remove the current Board of Directors and replace the Board with new directors, and (iii) requested that current shareholders of Angeion complete and provide BlueLine with a “Demand by Shareholder for Special Meeting.”

After the filing of the BlueLine Schedule 13D, Angeion and BlueLine entered into discussions with a view to resolving the matters discussed in the Schedule 13D.  As a result of  those discussions, Angeion and BlueLine agreed that it was in the best interests of the Company’s shareholders, employees and customers to establish a framework under which Angeion could continue to operate and could implement some of the BlueLine suggestions without calling a Special Meeting of Shareholders and incurring the expense of a proxy fight.

The agreement between Angeion and BlueLine, a copy of which is attached as Exhibit 10.1 to this Form 8-K, provides as follows:

•              As soon as practical, but no later than September 1, 2010, Angeion and BlueLine will establish a reconstituted Angeion Board consisting of seven members.

•              Four of the current members of the Board, including Scott A Shuda, a Managing Director of BlueLine, will remain directors of Angeion.  The three continuing directors of Angeion other than Mr. Shuda will be current directors of Angeion initially acceptable to Blueline.  These four continuing directors will select three new directors, each of whom must be reasonably acceptable to each of the continuing directors.

•              In connection with the Agreement, each of current directors of Angeion other than Mr. Shuda provided the Board of Directors and Blueline a written letter in substantially the form attached as Exhibit 10.2 to this Form 8-K under which the director agreed to resign from the Angeion Board, with the resignation to be effective upon acceptance by the Board.

•              BlueLine agreed to immediately abandon all efforts to call a Special Meeting of Shareholders.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the agreement referred to in Item 1.01 of this Form 8-K, each of the six directors of Angeion other than Mr. Shuda submitted a resignation letter to the Chair of the Board of Directors of Angeion and to BlueLine.  Three of those directors will continue as Angeion directors and the resignation of the other three directors will be accepted.

In connection with the implementation of the agreement and the establishment of the reconstituted Angeion Board of Directors, the Company will file one or more subsequent Forms 8-K indicating the names of the directors whose resignations have been accepted and providing information regarding the new members of the Angeion Board of Directors.

Item 9.01        Financial Statements and Exhibits:

Exhibit Number	Description
Exhibit 10.1	Agreement dated as of August 18, 2010, between Angeion Corporation and BlueLine Partners, L.L.C.
Exhibit 10.2	Form of Angeion Corporation Director Resignation Letter
Exhibit 99.1	Angeion Corporation Press Release dated August at 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: August 23, 2010	By:	/s/ Rodney A. Young
Rodney A. Young President and Chief Executive Officer